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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement of our report dated January 23, 1998 on the consolidated financial statements of Monocacy Bancshares, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference from Monocacy's Annual Report on Form 10-K for the year ended December 31, 1997, and to the reference to us under the caption "Experts" in the proxy statement-prospectus that is a part of the registration statement.

                                          /C/ STEGMAN & COMPANY
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                                          STEGMAN & COMPANY

Baltimore, Maryland
October 29, 1999